United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 24, 2008

Prospect Medical Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-32203	33-0564370
(Commission File Number)	(IRS Employer Identification No.)

400 Corporate Pointe, Suite 525
Culver City, California	90230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 338-8677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

As disclosed in the press release filed herewith as Exhibit 99.1, Prospect Medical Holdings, Inc. announced on March 24, 2008 that it has completed its review of the pre-acquisition financial statements of Alta Healthcare System, Inc. (“Alta”) and is now actively moving forward with completing the restatement of those financial statements and filing of its delayed SEC reports.

In November 2007, under the direction of the Audit Committee of Prospect’s Board of Directors, Prospect initiated an internal review of facts and circumstances leading to a potential restatement of Alta’s audited and unaudited financial statements for periods pre-dating Prospect’s August  8, 2007 acquisition of Alta, which was previously a privately-owned company. The Audit Committee was assisted in this review by independent counsel and various advisers. As indicated, the review has now been concluded.

During the review, the Audit Committee did not find any intentional wrongdoing in the preparation of the Alta financial statements, but confirmed that Alta’s fiscal 2006 financial statements needed to be restated in order for them to present fairly the financial position and results of operations as of and for the year ended December 31, 2006. Management continues to expect that any resulting decrease in Alta’s 2006 pre-tax income will be less than $5 million. The Audit Committee has recommended, and Prospect’s Board of Directors has approved, measures to strengthen internal control over Alta’s financial reporting, consistent with the requirements of a public company. Management has already begun to implement many of those measures and plans to implement the remainder by the end of this calendar year.

With the Alta review now completed, Prospect expects to be able to meet its previously announced schedule for filing the Form 8-K/A, containing the restated Alta financial statements, by the end of March 2008; and filing Prospect’s 2007 Form 10-K for the year ended September 30, 2007 and Form 10-Q for the quarter ended December 31, 2007 before the end of April 2008. This will bring Prospect current in its SEC filings. Prospect expects to file its Form 10-Q for the quarter ended March 31, 2008 by the May 15, 2008 deadline for that filing.

Caution Regarding Forward-Looking Statements

This report contains forward-looking statements. Additional written or oral forward-looking statements may be made by Prospect from time to time, in filings with the Securities and Exchange Commission, or otherwise. Statements contained herein that are not historical facts are forward-looking statements. Investors are cautioned that forward-looking statements, including the statements regarding anticipated or expected results, and the future introduction of new products, involve risks and uncertainties which may affect the company’s business and prospects, including those outlined in Prospect’s Form 10-K filed on December 28, 2006, its Form 10-Q filed on August 20, 2007, and those arising from Prospect’s acquisition of Alta, the debt incurred by Prospect in connection with the Alta acquisition, and any impact on Alta’s historical financial statements that may result from completion of Prospect’s review and analysis of those financial statements.  Any forward-looking statements contained in this press release represent our estimates only as of the date hereof, or as of such earlier dates as are indicated, and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are filed with the Form 8-K:

Exhibit No.	Description
99.1	Press Release of Prospect Medical Holdings, Inc. dated March 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT MEDICAL HOLDINGS, INC.

By:	/s/ Mike Heather
Mike Heather
Chief Financial Officer

Dated: March 25, 2008